Exhibit 99.1

ZUCCARO TECHNICAL CONSULTING, LLC

Financial Statements

December 31, 2025 and 2024

(With Independent Auditor’s Report Thereon)

i

Independent Auditor’s Report

To the Members
of Zuccaro Technical Consulting LLC

Opinion

We have audited the accompanying financial statements of Zuccaro Technical Consulting LLC (a Maryland s-corporation), which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in member’s equity and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zuccaro Technical Consulting LLC as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Zuccaro Technical Consulting LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Zuccaro Technical Consulting LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Zuccaro Technical Consulting LLC’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Zuccaro Technical Consulting LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, NJ

September 8, 2026

ZUCCARO TECHNICAL CONSULTING, LLC

Balance Sheets

December 31, 2025 and 2024

	2025	2024
ASSETS
Current Assets
Cash and cash equivalents	816,987	1,094,145
Marketable Securities	1,601,803	1,000,816
Accounts receivable, net of allowance for credit losses of $0	357,296	427,973
Other receivables	3,357	3,357
Total Current Assets	2,779,443	2,526,291

Property and Equipment, Net	39	54
Total Assets	2,779,481	2,526,345

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts Payable, Accrued Liabilities	136,001	106,255
Total Current Liabilities	136,001	106,255

Members’ Equity	2,643,480	2,420,090
Total Liabilities and Members’ Equity	2,779,481	2,526,345

ZUCCARO TECHNICAL CONSULTING, LLC

Statements of Operations

Years Ended December 31, 2025 and 2024

	2025	2024

Revenue	4,329,012	4,514,914
Cost of revenue	3,394,238	3,495,622
Gross profit	934,775	1,019,292

General and administrative expenses	347,011	319,161

Income from operations	587,764	700,131

Other income (expense)
Dividend, interest and Other Income	76,977	44,435
Unrealized gain on investments	27,644	26,608
Investment expenses and foreign taxes	(3,656)	(3,290)
Total other income	100,966	67,753

Net income	688,729	767,884

ZUCCARO TECHNICAL CONSULTING, LLC

Changes in Members’ Equity

Years Ended December 31, 2025 and 2024

	MEMBERS’ EQUITY	Total
Beginning Balance at January 1, 2024	2,032,734	2,032,734
Net Income (Loss)	767,884	767,884
Distributions	(380,528)	(380,528)
Ending Balance at December 31, 2024	2,420,090	2,420,090

Beginning Balance at January 1, 2025	2,420,090	2,420,090
Net Income (Loss)	688,729	688,729
Distributions	(465,339)	(465,339)
Ending Balance at December 31, 2025	2,643,480	2,643,480

ZUCCARO TECHNICAL CONSULTING, LLC

Statements of Cash Flows

Years Ended December 31, 2025 and 2024

	2025	2024
Cash flows from operating activities
Net income	688,729	767,884
Adjustments reconciling net income to net cash provided by operating activities:
Depreciation	1,552	22
Net appreciation in fair value of investments	(53,880)	(39,799)
Changes in operating assets and liabilities:
Accounts receivable	70,677	(1,768)
Marketable Securities
Other current assets	-	33,826
Accounts payable and liabilities	29,746	(50,273)
Net cash provided by operating activities	736,824	709,892
Cash flows from investing activities
Net (purchases) sales of investments	(547,107)	75,864
Purchases of property and equipment	(1,537)	-
Net cash (used in) provided by investing activities	(548,643)	75,864
Cash flows from financing activities
Distributions to members	(465,339)	(380,528)
Net cash used in financing activities	(465,339)	(380,528)

Net (decrease) increase in cash and cash equivalents	(277,158)	405,228
Cash and cash equivalents, beginning of year	1,094,145	688,917
Cash and cash equivalents, end of year	816,987	1,094,145

ZUCCARO TECHNICAL CONSULTING, LLC

Notes to the Financial Statements

December 31, 2025 and 2024

1. Nature of Operations

Zuccaro Technical Consulting, LLC is a Maryland limited liability company founded in April of 2004 that provides digital forensics software design and development services as a subcontractor to prime contractors on U.S. federal government contracts. The Company’s services are provided primarily on a time-and-materials basis, with labor billed at contractually established hourly rates and allowable travel costs reimbursed under the related subcontracts. The Company’s operations and customers are located in the United States, and services are performed from the Company’s offices in Virginia and at federal government customer sites.

2. Summary of Significant Accounting Policies

Basis of Presentation. The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash. Cash consists of amounts held in demand deposit and savings accounts. Cash balances may, at times, exceed federally insured limits. See Concentrations (Note 8).

Accounts Receivable and Allowance for Credit Losses. Accounts receivable represents amounts due from prime contractors for labor hours performed and approved under the Company’s subcontracts, together with applicable reimbursable travel costs. Accounts receivable is stated at the amount to which the Company is entitled for approved labor hours and reimbursable costs, net of an allowance for credit losses, if applicable. The Company evaluates expected credit losses on accounts receivable in accordance with ASC 326, Financial Instruments—Credit Losses. In estimating expected credit losses, management considers historical credit loss experience, the creditworthiness of its prime contractor customers, the aging and delinquency status of outstanding balances, and current conditions.

During 2025, the Company early adopted ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets, and applied its provisions prospectively. The Company elected the practical expedient applicable to current accounts receivable arising from transactions accounted for under ASC 606, under which the Company assumes that current conditions existing as of the balance sheet date will remain unchanged for the remaining contractual life of the receivables. The Company also elected the accounting policy available to entities other than public business entities to consider collection activity occurring after the balance sheet date when estimating expected credit losses. For the year ended December 31, 2025, subsequent collection activity was considered through September 8, 2026. The Company has not experienced credit losses on accounts receivable since inception. All accounts receivable outstanding at December 31, 2025 were subsequently collected in full through the date specified above. Accounts receivable outstanding at December 31, 2024 were also subsequently collected in full. Based on management’s assessment, no allowance for credit losses was recorded at December 31, 2025 or 2024. The early adoption of ASU 2025-05 did not have a material effect on the Company’s financial statements.

Fair Value of Financial Instruments. The Company’s investments in marketable securities are stated at fair value, determined using a fair value hierarchy that prioritizes observable market inputs over unobservable inputs. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Fair value measurements are categorized within a three-tier hierarchy based on the observability of inputs: Level 1 inputs are quoted prices in active markets for identical assets or liabilities; Level 2 inputs are observable inputs other than quoted prices, either directly or indirectly; and Level 3 inputs are unobservable and reflect the Company’s own assumptions.

Investments. Investments consist of exchange-traded funds, closed-end funds, and mutual funds, including a money market mutual fund, held in Company brokerage accounts. Investments are measured at fair value with changes in fair value recognized in net income. Dividends and interest are recognized as earned and reported in other income.

Property and Equipment. Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally as follows: furniture, 7 years; equipment, 5 years. Any repairs or maintenance expenditures that do not extend the life of the related asset are expensed as incurred. A detailed list of property and equipment can be found in Note 4.

The Company’s owned equipment is limited because the majority of the hardware used by Company personnel is government-furnished equipment. See Note 4.

Compensated Absences. The Company provides employees with paid time off for vacation and sick leave.

Revenue Recognition. The Company’s sole revenue stream is time-and-materials labor services, together with reimbursed travel costs, recognized under ASC 606, Revenue from Contracts with Customers. The Company’s performance obligation is to provide technical consulting services through qualified personnel at contractually specified hourly rates, and the Company acts as principal. Performance obligations are satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance as labor is provided.

The Company recognizes revenue using an output method, applying the practical expedient in ASC 606-10-55-18, under which revenue is recognized in the amount of consideration to which the Company has a right to invoice. The Company’s right to consideration becomes fixed and enforceable when approved hours are entered into the applicable prime contractor’s timekeeping system.

Reimbursable travel costs are recovered in accordance with the terms of the applicable subcontract, which limit reimbursement to prevailing U.S. General Services Administration per diem and lodging rates, plus applicable lodging taxes. The Company has determined that these costs are incurred in fulfilling its performance obligation to provide labor services rather than in transferring a separate good or service and accordingly are included in the transaction price.

Payment terms range from net 30 to net 45 depending on the subcontract. The Company’s contracts do not contain a significant financing component, as the period between performance and payment is less than one year, and do not contain variable consideration or provisions for returns, refunds, or warranties.

The Company has elected the nonpublic entity disclosure practical expedients under ASC 606. Revenue is recognized over time and consists of a single revenue stream from time-and-materials services performed for prime contractors on U.S. federal government contracts.

Contract Balances. Receivables from contracts with customers, consisting of amounts due from prime contractors for labor services and reimbursable travel costs, are recorded within accounts receivable.

Accounts receivable balances were as follows:

Date	Amount
January 1, 2024	552,300
December 31, 2024	427,973
December 31, 2025	357,296

The Company did not have material contract assets or contract liabilities as of January 1, 2024, December 31, 2024, or December 31, 2025.

Leases. The Company’s only leases are short-term office space leases. All lease arrangements have initial terms of 12 months or less and do not include a purchase option that the Company is reasonably certain to exercise. The Company has elected the short-term lease recognition exemption under ASC 842 for leases with an initial term of 12 months or less. Accordingly, the Company does not recognize right-of-use assets or lease liabilities for these leases, and lease payments are recognized as lease expense on a straight-line basis over the lease term.

Short-term lease expense was $43,425 and $55,595 for the years ended December 31, 2025 and 2024, respectively,

Income Taxes. The Company has elected, with the consent of its members, to be treated as an S corporation for federal and state income tax purposes. In lieu of entity-level corporate income taxes, the members report their proportionate shares of the Company’s taxable income on their individual income tax returns. Accordingly, no provision for federal or state corporate income taxes has been recorded.

Recently Issued Accounting Pronouncements. In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets, effective for the Company for fiscal years beginning after December 15, 2025, with early adoption permitted. As substantially all of the Company’s receivables are due from prime contractors under U.S. federal government contracts, with no history of credit losses, management does not expect adoption to have a material impact on its financial statements. The Company early adopted the standard during the year ended December 31, 2025, applying its provisions prospectively.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disclosure of specific categories within the effective tax rate reconciliation that meet a quantitative threshold, as well as disaggregation of income taxes paid by jurisdiction. The amendments are effective for the Company for fiscal years beginning after December 15, 2025, with early adoption permitted. Given the Company’s pass-through tax status and limited state tax exposure, management does not expect adoption to have a material impact on its financial statements.

3. Investments and Fair Value Measurements

The Company’s investments, short-term investments, money market mutual funds, mutual funds, and ETFs, are classified within Level 1 of the fair value hierarchy under ASC 820, Fair Value Measurement, as they are valued using quoted prices in active markets for identical assets. The Company had no Level 2 or Level 3 inputs in either period presented.

	December 31, 2025
Asset Type	Level 1	Level 2	Level 3	Total
Short term investments	$2,519			$2,519
Money market mutual funds	1,068,152			1,068,152
Mutual funds	467,715			467,715
ETFs	63,417			63,417
Total assets measured at fair value	$1,601,803			$1,601,803

	December 31, 2024
Asset Type	Level 1	Level 2	Level 3	Total
Short term investments	532,745			532,745
Mutual funds	468,071			468,071
ETFs
Total assets measured at fair value	$1,000,816			$1,000,816

The Company recognized net unrealized gains on investments of $27,644 and $26,608, net realized gains on investments of $26,236 and $13,191, and interest and dividend income of $49,022 and $31,134, for the years ended December 31, 2025 and 2024, respectively.

4. Property and Equipment

Property and equipment consist of computer equipment and machinery, stated at cost less accumulated depreciation.

Asset Group	2025	2024
Furniture & Fixtures	$1,379	$1,379
Computer Equipment	48,856	47,319
Total, at Cost	50,235	48,698
Accumulated Depreciation	(50,196)	$(48,644)
Property & Equipment, Net	$39	$54

Depreciation expense was $1,552 and $22 for the years ended December 31, 2025 and 2024, respectively.

5. Accounts Payable & Accrued Liabilities

Accounts payable and accrued liabilities consist of the following at December 31:

	2025	2024
Accounts Payable	$2,966	$9,176
401(k) contributions payable	70,002	36,499
Health savings account contributions payable	11,500	6,679
Accrued compensated absences	51,533	53,901
Total accrued liabilities	$136,001	$106,255

6. Members’ Equity

The Company is a limited liability company organized under the laws of the State of Maryland. The liability of each member is limited to the member’s capital contribution. The Company has two members holding membership interests of 65% and 35%, President and Vice President, respectively. The membership interests constitute a single class with identical rights to distributions and to liquidation proceeds, allocated in proportion to each member’s ownership percentage, and net income is allocated in the same proportions. The operating agreement does not provide for redemption of membership interests, and the Company has perpetual existence with no stated termination date.

Distributions are made at the discretion of the members in proportion to their respective ownership interests and totaled $465,339 and $380,528 for the years ended December 31, 2025 and 2024, respectively.

7. Retirement Plan

The Company sponsors a 401(k) defined contribution retirement plan covering substantially all employees, under which it makes a safe harbor matching contribution funded with each monthly payroll. The Company’s contributions to the plan totaled $164,899 and $171,050 for the years ended December 31, 2025 and 2024, respectively.

8. Concentrations

The Company maintains its cash in two accounts at a single financial institution. Amounts on deposit in excess of federally insured limits totaled approximately $566,987 and $844,145 at December 31, 2025 and 2024, respectively. Investments are held in brokerage accounts at a single institution. The Company has not experienced any losses in these accounts.

For the year ended December 31, 2025, “Customer A” and “Customer B” represented approximately 74% and 26%, respectively, of the Company’s revenue. For the year ended December 31, 2024 “Customer A” and “Customer B” represented approximately 75% and 24%, respectively, of the Company’s revenue.

“Customer A” and “Customer B” represented approximately 57% and 43%, respectively, of gross accounts receivable as of December 31, 2025, and approximately 65% and 35%, respectively, as of December 31, 2024.

The loss of one of its prime contractor relationships could have a material adverse effect on the Company’s operations.

9. Subsequent Events

Management has evaluated subsequent events through September 8, 2026, the date the financial statements were available to be issued.

In June 2026, the Company’s members entered into a definitive purchase agreement with Rank One Computing Corporation (“ROC”) providing for the sale of all of the outstanding membership interests of the Company. The transaction closed on August 31, 2026.

In May 2026, the Company’s contract with Customer A, which represented approximately 74% of revenue for the year ended December 31, 2025, reached its scheduled expiration. The Company has reassigned certain personnel who had performed services under that contract to other customer contracts and to services under a Professional Services Agreement entered into with ROC in March 2026. Management is continuing to evaluate the financial effect of the expiration of the Customer A contract and cannot reasonably estimate the ultimate impact at this time.

Prior to closing, and as permitted by the purchase agreement, the Company will liquidate the marketable securities held in its investment accounts, which had a carrying amount of $1,601,803 at December 31, 2025, will close those accounts, and distribute the proceeds to its members. The marketable securities and related proceeds are excluded from the assets to be acquired by ROC.